Exhibit 10.6

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), dated as of this 28th day of August 2007, by and between Virginia Financial Group, Inc., a Virginia corporation (the “Company”), and William P. Heath, Jr. (the “Executive”).

WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated as of July 26, 2007 (the “Merger Agreement”), the Company and FNB Corporation, a Virginia corporation (“FNB”), have agreed to form a new company through the merger of FNB with and into the Company (the “Merger”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and the Executive are entering into an Employment Agreement of even date herewith to provide for the employment of the Executive by the Company following the Merger (the “Employment Agreement”);

WHEREAS, the Company is willing to enter into the Employment Agreement only if the Company and the Executive also enter into this Agreement; and

WHEREAS, each of the Company and the Executive desires to enter into this Agreement;

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. Not an Employment Agreement. For the avoidance of doubt, each of the Company and the Executive acknowledges and agrees that this Agreement is not an employment agreement, and that nothing in this Agreement is intended to create or should be interpreted to create an employment contract for any length of time.

2. Non-Competition. Conditional upon consummation of the Merger and the Executive’s being in the employment of FNB until the effective date of the Merger (the “Effective Date”), and effective at the Effective Date, in exchange for the payments as provided herein and other valuable consideration hereby acknowledged, the Executive agrees that if (i) the Executive is employed by the Company through the end of the employment term set forth in the Employment Agreement, (ii) the Executive’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), or (iii) the Executive terminates employment for Good Reason (as defined in the Employment Agreement), the Executive will not engage in Competition for a period of three (3) years after the end of the employment term set forth in the Employment Agreement. For purposes hereof:

(i) “Competition” means the Executive’s engaging without the written consent of the Board of Directors of the Company or a person authorized thereby, in an activity as an officer, a director, an employee, a partner, a more than one percent shareholder or other owner, an agent, a consultant, or in any other individual or representative capacity within ten (10) miles of the Company ‘s headquarters or any branch office of the Company or any of its subsidiaries (unless the Executive’s duties, responsibilities and activities, including supervisory activities, for or on behalf of such activity, are not related in any way to such competitive activity) if it involves:

(A) engaging in or entering into the business of any banking, lending or any other business activity in which the Company or any subsidiary thereof is actively engaged at the time the Executive’s employment ceases, or

(B) soliciting or contacting, either directly or indirectly, any of the customers or clients of the Company or any subsidiary thereof for the purpose of competing with the products or services provided by the Company or any subsidiary thereof, or

(C) employing or soliciting for employment any employees of the Company or any subsidiary thereof for the purpose of competing with the Company or any subsidiary thereof;

provided, however, that activity which cannot reasonably be construed to have the potential to compete with or to further competition with the Company or any of its subsidiaries shall not be prohibited by this Agreement.

(ii) For purposes of this Agreement, “customers” or “clients” of the Company or any subsidiary thereof means individuals or entities to whom the Company or any subsidiary thereof has provided banking, lending, or other similar financial services at any time from the Effective Date through the date the Executive’s employment with the Company ceases.

3. Cause; Other Than for Good Reason. Notwithstanding any other provision of this Agreement, if the Executive’s employment shall have been terminated for Cause (as defined in the Employment Agreement) or for other than Good Reason (as defined in the Employment Agreement), the Executive will not be required to comply with the covenants in Section 2, the Executive will still be required to comply with the covenants in Section 5, and the Company shall have no obligation to make any of the payments to the Executive otherwise provided for in this Agreement.

4. Remedies. The Executive acknowledges that the restrictions set forth in Section 2 of this Agreement are just, reasonable, and necessary to protect the legitimate business interests of the Company. The Executive further acknowledges that if the Executive breaches or threatens to breach any provision of Section 2, the Company’s remedies at law will be inadequate, and the Company will be irreparably harmed. Accordingly, the Company shall be entitled to an injunction, both preliminary and permanent, restraining the Executive from such breach or threatened breach, such injunctive relief not to preclude the Company from pursuing all available legal and equitable remedies. In addition to all other available remedies, if the Executive violates the provisions of Section 2, the Executive shall pay all costs and fees, including attorneys’ fees, incurred by the Company in enforcing the provisions of that paragraph. If, on the other hand, it is finally determined by a court of competent jurisdiction that a breach or threatened breach did not occur under Section 2 of this Agreement, the Company shall reimburse the Executive for reasonable legal fees incurred to defend that claim.

5. Confidentiality. As an employee of the Company, the Executive will have had access to and may have participated in the origination of non-public, proprietary and confidential information relating to the Company and/or its subsidiaries, and the Executive acknowledges a fiduciary duty owed to the Company and its subsidiaries not to disclose impermissibly any such information. Confidential information may include, but is not limited to, trade secrets, customer lists and information, internal corporate planning, methods of marketing and operation, and other data or information of or concerning the Company or its customers that is not generally known to the public or in the banking industry. The Executive agrees never to use or disclose to any third party any such confidential information, either directly or indirectly, except as may be authorized in writing specifically by the Company.

Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit the Executive from performing any duty or obligation that shall arise as a matter of law. Specifically, the Executive shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe the Executive’s right and ability to provide information to any federal, state or local agency in response or adherence to the lawful exercise of such agency’s authority. In the event the Executive is requested to disclose confidential information by subpoena or other legal process or lawful exercise of authority, the Executive shall promptly provide the Company with notice of the same and either receive approval from the Company to make the disclosure or cooperate with the Company in the Company’s effort, at its sole expense, to avoid disclosure.

6. Notification of New Employer. In the event the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to any new employer of the Executive about the Executive’s obligations under this Agreement.

7. Fees. Subject to the provisions of Section 3, if (i) the Executive is employed by the Company through the end of the employment term set forth in the Employment Agreement, (ii) the Executive’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), or (iii) the Executive terminates employment for Good Reason (as defined in the Employment Agreement), in addition to any payments made for noncompetition pursuant to the Employment Agreement, the Company shall pay the Executive $65,000 per year, payable in equal monthly installments on the first day of each calendar month, commencing on the first day of the month following the end of the employment term set forth in the Employment Agreement until the earlier of the third anniversary of the last day of the employment term under the Employment Agreement or the date of the Executive’s death.

8. Severability. If any provision of this Agreement, or part thereof, is determined to be unenforceable for any reason whatsoever, it shall be severable from the remainder of this Agreement and shall not invalidate or affect the other provisions of this Agreement, which shall remain in full force and effect and shall be enforceable according to their terms. No covenant shall be dependent upon any other covenant or provision herein, each of which stands independently.

9. Modification. The parties expressly agree that should a court find any provision of this Agreement, or part thereof, to be unenforceable or unreasonable, the court may modify the provision, or part thereof, in a manner which renders that provision reasonable, enforceable, and in conformity with the public policy of Virginia.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

11. Notices. All written notices required by this Agreement shall be deemed given when delivered personally or sent by registered or certified mail, return receipt requested, to the parties at their addresses set forth on the signature page of this Agreement. Each party may, from time to time, designate a different address to which notices should be sent.

12. Amendment. This Agreement may not be varied, altered, modified or in any way amended except by an instrument in writing executed by the parties hereto or their legal representatives.

13. Binding Effect. This Agreement shall be binding upon the Executive and on the Company, its successors and assigns effective on the date first above written. The Company will require any successor to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

14. No Construction Against Any Party. This Agreement is the product of informed negotiations between the Executive and the Company. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. The Executive and the Company agree that neither party was in a superior bargaining position regarding the substantive terms of this Agreement.

15. Entire Agreement. This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the matters addressed herein and supersede all other prior agreements and understandings, both written and oral, express or implied, with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written herein.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ Taylor E. Gore
Taylor E. Gore
Chairman of the Board

Address:
1807 Seminole Trail
Charlottesville, VA 22901

/s/ William P. Heath, Jr.
William P. Heath, Jr.
“EXECUTIVE”

Address:
105 Arbor Drive
Christiansburg, VA 24068

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